ASSIGNMENT OF COMMERCIAL LEASE,

CONSENT AND RELEASE AGREEMENT

THIS ASSIGNMENT OF COMMERCIAL LEASE, CONSENT AND RELEASE AGREEMENT (hereinafter "Agreement") is made as of the _____ day of ___________, 20_______ by and among Donegal Township, a municipal corporation (hereinafter "Landlord"), Marge Graham (hereinafter "Assignor") and Sterling Seal & Supply, Inc. (hereinafter

"Assignee").

A.             Whereas, on or about August 1, 2013, Landlord and Assignor entered into a Commercial Lease Agreement (hereinafter "Commercial Lease") wherein Landlord leased to Assignor a portion of a certain building designated as 34 N. Liberty St., West Alexander, Pennsylvania 15376 (hereinafter the "Leased Premises"), a Copy of the Commercial Lease is attached hereto as Exhibit "A"; and

B.             Whereas Assignor desires to assign all of its right, title and interest in and to the Commercial Lease to Assignee, and Assignee desires to accept such assignment and assume the obligations of Assignor under the Commercial Lease; and

C.             Whereas Landlord is willing to consent to such assignment and assumption and to release Assignor from liability related to the Commercial Lease upon the following terms and conditions.

NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the above premises, the mutual covenants included herein, and other good, valuable and sufficient consideration received, it is hereby agreed as follows:

1.             Assignment. Assignor hereby absolutely transfers, assigns and sets over to Assignee all of the right, title and interest of Assignor in and to the Commercial Lease. The assignment herein made shall be effective as of April 1, 2014 (hereinafter the "Effective Date"). Landlord agrees that such assignment shall release Assignor from any liability or obligation of the tenant under the Commercial Lease, arising from and after the Effective Date.

2.             Acceptance and Assumption. Assignee accepts the assignment made in Paragraph 1 above, assumes the Commercial Lease, agrees to pay all rent and other charges accruing under the Commercial Lease from and after the Effective Date and agrees to observe and perform all of the other covenants, agreements and obligations to be observed or performed by the tenant named in the Commercial Lease from and after the Effective Date. Assignee has inspected the Leased Premises and knows the present physical condition thereof and confirms that neither Landlord nor any managing agent of the Building or their respective officers, directors, employees, agents or beneficiaries have made any representation or warranty to Assignee concerning the physical condition of the Leased Premises, or otherwise, expressed or implied, and that Assignee does not accept the Leased Premises in reliance upon any such representation or warranty.

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3.             Consent. Landlord hereby consents to the assignment made in Paragraph 1 above and the acceptance and assumption made in Paragraph 2 above, provided, that notwithstanding such consent, Landlord's consent is limited to the assignment and assumption herein made and shall not relieve Assignor and Assignee from the obligation to obtain the consent of Landlord to

(i)   any future assignment, in whole or in part, of the interest of the tenant under the Lease, or (ii) any future sublease of the Leased Premises, or any part thereof.

4.             Warranty. Landlord and Assignor warrant and represent to each other that all rental payments and other amounts due under the Commercial Lease have been paid and received as of the Effective Date and that neither Landlord nor Assignor have provided any notice of default to the other concerning any performance or obligations under the Commercial Lease.

5.             Mutual Release. Landlord and Assignor hereby release each other, and their respective shareholders, directors, officers, employees, agents, heirs and administrators of and from any and all liability, judgements, suits, dues, rents, causes of action, agreements, claims and demands whatsoever, at law or in equity, which the parties now have, ever had, or will ever have, arising from or out of, or in any way related to the Commercial Lease, any breach of the terms of the Commercial Lease, or Graham's occupancy of the Leased Premises occurring prior to the Effective Date.

6.             Tenant's Notice Address. For purposes of the Lease, Assignee's address for purposes of delivering notice under the Lease is as follows:

Sterling Seal & Supply, Inc.

1105 Green Grove Road

Neptune, NJ 07753

Fax: 732-918-8114

7.             Integration. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and may only be modified by writing duly executed by the parties.

8.             Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of Landlord, its successors and assigns and Assignor, Assignee and their respective heirs, legal representatives and permitted successors and permitted assigns, and (b) shall be governed by the laws of the Commonwealth of Pennsylvania.

9.             Execution. This Agreement may be executed in counterparts, each of which shall constitute an original instrument, but which counterparts together shall constitute the same agreement. The delivery by either party to the other of a facsimile of assigned counterpart shall have the same legally binding effect as delivering of an original signed counterpart. Each of the parties warrants and represents to the other that it has the full and complete authority to enter into this Agreement and that no additional authorizations or approvals are necessary

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Assignment of Commercial Lease, Consent and Release Agreement as of the date first above written.

Witness:	ASSIGNOR:

_____________________________	_____________________________
Marge Graham
ASSIGNEE:
ATTEST:	Sterling Seal & Supply, Inc
_____________________________	By:___________________________
Title: _________________________
ATTEST:	LANDLORD:
Donegal Township a Municipal Corporation
_____________________________	_____________________________
By: __________________________
Title: _________________________

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